Exhibit 10.1
FIRST MODIFICATION AGREEMENT
DATE:                        September 20, 2019
PARTIES:

Borrower:	COLE CORPORATE INCOME OPERATING PARTNERSHIP III, LP, a Delaware limited partnership
Administrative Agent        JPMORGAN CHASE BANK, N.A.
for the Lenders:

Lenders:	Lenders that are signatories hereto
RECITALS
A.Lenders have extended to Borrower a credit facility (“Loan”) in a maximum principal amount not to exceed $100,000,000.00 any time pursuant to that Credit Agreement dated as of September 23, 2016, among Borrower, Administrative Agent and the Lenders a party thereto (the “Original Credit Agreement”). The Original Credit Agreement was modified by two letter agreements, dated September 28, 2017 and October 31, 2018 (the “Letter Agreements”). The Original Credit Agreement as modified by such Letter Agreements, is hereinafter, the “Credit Agreement”). The Total Outstandings, as defined in the Credit Agreement, as of September 20, 2019, is $24,175,000.00. All undefined capitalized terms used herein shall have the meaning given them in the Credit Agreement, after giving effect to the Modifications in Section 2 below.
B.The Continuing Guaranty dated as of September 23, 2016, from Cole Office & Industrial REIT (CCIT III), Inc., a Maryland corporation, and the original Subsidiary Guarantor a party thereto (including each counterpart agreement thereto, the “Guaranty”) was delivered to Administrative Agent for the benefit of the Lenders.
C.Borrower has requested certain amendments to the Credit Agreement as described herein. The Lenders and Administrative Agent are willing to agree to such amendments pursuant to the terms and conditions of this Amendment.
AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders agree as follows:

SECTION 1.	ACCURACY OF RECITALS.
Borrower acknowledges the accuracy of the Recitals.

SECTION 2.	MODIFICATION OF LOAN DOCUMENTS.
2.1.Section 1.01 of the Credit Agreement is hereby modified to modify the definitions of “Aggregate Revolving Commitments”, “Asset Value” and “Maturity Date”, each of which shall hereafter read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders. The aggregate principal amount of the Aggregate Revolving Commitments in effect from and after September 20, 2019 is Twenty-Nine Million, Two Hundred and Eighty Thousand and No/100 DOLLARS ($29,280,000.00).
“Asset Value” means, as of any date of calculation, the sum of: (i) prior to an Unsecured Conversion, the lesser of, (a) the Appraised Value of each Qualified Property, and (b) 100% of the actual purchase price paid for each Qualified Property (excluding any costs and expenses incurred in connection therewith that were added to the purchase price, all as reasonably calculated and suggested by Borrower and approved by Administrative Agent in its reasonable discretion), and (ii) on and after an Unsecured Conversion: (a) for Qualified Properties owned eighteen (18) months or more, an amount equal to (x) Consolidated Net Operating Income during the Measurement Period most recently ended for such Qualified Properties divided by (y) the Capitalization Rate, plus (b) one hundred percent (100%) of the actual purchase price paid for Qualified Properties owned less than eighteen (18) months (excluding any costs and expenses incurred in connection therewith that were added to the purchase price, all as reasonably calculated and suggested by Borrower and approved by Administrative Agent in its reasonable discretion); provided, however, that after the First Anniversary Date, (A) Qualified Properties that are multi-tenant Projects shall not account for more than twenty-five percent (25%) of Asset Value, (B) the aggregate sum of repositioning Projects shall not account for more than ten percent (10%) of the Asset Value, and (C) Dark Qualified Properties will not account for greater than five percent (5%) of Asset Value without Administrative Agent’s reasonable approval, provided that if the applicable Qualified Properties exceed the percentage limitation in subsection (A), then the applicable Qualified Properties may continue to be included in the calculation of Asset Value, but the Asset Value shall be reduced by an amount to exclude therefrom, the portion of the Asset Value attributable to the excess of such percentage limitations, as reasonably calculated by the Borrower, and which calculations are reasonably acceptable to the Administrative Agent.
“Maturity Date” means September 23, 2020.
2.2.Sections 2.14, 2.17 and 6.13(c) of the Credit Agreement are hereby modified to hereafter read as follows:
2.14 [Intentionally Omitted]
2.17 [Intentionally Omitted]
6.13(c) [Intentionally Omitted]

2.3.Schedule 2.01 of the Credit Agreement is modified to hereafter read as follows:
COMMITMENTS
AND APPLICABLE PERCENTAGES
Revolving Commitments

Lender	Commitment	Applicable Percentage
JPMORGAN CHASE BANK, N.A.	$14,640,000.00	50.000000000%
KEYBANK, NATIONAL ASSOCIATION	$14,640,000.00	50.000000000%
Total	$29,280,000.00	100.000000000%
Term Commitments

Lender	Commitment	Applicable Percentage
NONE	$ 00.00%

Total	$ 00.00	100.000000000%

SECTION 3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

SECTION 4.	BORROWER REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants to Administrative Agent and the Lenders:
4.1No Default exists under the Loan Documents;
4.2After giving effect to the modifications in this Agreement, no Default will exist under the Loan Documents;
4.3There has been no material adverse change in the financial condition of Borrower or any member of the Consolidated Group from the most recent financial statement received by Administrative Agent.
4.4All representations and warranties made by Borrower and set forth in the Loan Documents are true and correct in all material respects on the date hereof, except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date.
4.5As of the date hereof, Borrower knows of no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.
4.6The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general application.
4.7Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the

Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

SECTION 5.	CONDITIONS PRECEDENT.
The agreements of Administrative Agent and the Lenders and the modifications contained herein shall not be binding upon Administrative Agent or the Lenders until Administrative Agent and Lenders have executed and delivered this Agreement, and Administrative Agent (has received, at Borrower’s expense, all of the following, all of which shall be in form and content satisfactory to Administrative Agent and shall be subject to approval by Administrative Agent:
5.1.An original of this Agreement fully executed by Borrower;
5.2.An original of the attached Consent and Agreement of Guarantor fully executed by Guarantors;
5.3.To the extent the Total Outstandings exceed the Borrowing Base after giving effect to the new Aggregate Commitment, Borrower shall have made the required principal payment;
5.4.Certificates of the Borrower and the Guarantors regarding authority, execution and delivery of this Agreement, which certificates may be a component of other certificates issued on matters and transactions beyond the scope of this Agreement; and
5.5    Payment of all reasonable out-of-pocket external costs and expenses incurred by Administrative Agent in connection with this Agreement (including, without limitation, outside attorneys costs, expenses, and fees).

SECTION 6.	INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
The Loan Documents as modified herein contain the complete understanding and agreement of Borrower, Administrative Agent and the Lenders in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except as provided in the Credit Agreement. The terms of this Agreement shall control with respect to any inconsistencies, conflicts or ambiguities between or among the Agreement and the other Loan Documents.

SECTION 7.	BINDING EFFECT.
The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower, Administrative Agent and the Lenders and their permitted successors and assigns.

SECTION 8.	CHOICE OF LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

SECTION 9.	COUNTERPART EXECUTION.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
[Signatures on Following Pages]

DATED as of the date first above stated.

BORROWER:

COLE CORPORATE INCOME OPERATING PARTNERSHIP III, LP, a Delaware limited partnership, as Borrower

By:	Cole Office & Industrial REIT (CCIT III), Inc., a Maryland corporation, its General Partner

By:    /s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker

Title:	Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:    /s/ Ryan M. Dempsey
Name:    Ryan M. Dempsey
Title:    Authorized Officer

LENDERS:

JPMORGAN CHASE BANK, N.A.

By:    /s/ Ryan M. Dempsey
Name:    Ryan M. Dempsey
Title:    Authorized Officer

KEYBANK NATIONAL ASSOCIATION,

By:    /s/ Jennifer L. Power
Name:    Jennifer L. Power

Title:	Vice President

CONSENT AND AGREEMENT OF GUARANTOR
With respect to the First Modification Agreement dated September 20, 2019 (the “Agreement”), among COLE CORPORATE INCOME OPERATING PARTNERSHIP III, LP, a Delaware limited partnership (“Borrower”), the Lenders a party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., a national banking association (“Administrative Agent”) (as Administrative Agent for the Lenders; capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Credit Agreement referenced in the Agreement), the undersigned (severally and collectively “Guarantor”) agrees for the benefit of Lenders as follows:
1.Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) its Guaranty, and (B) any other agreements, documents, or instruments securing or otherwise relating to such Guaranty. Each Guaranty and such other agreements, documents, and instruments are referred to individually and collectively as the “Guarantor Documents.”
2.Guarantor consents to the modification of the Loan Documents as provided in the Agreement and all other matters in the Agreement.
3.Guarantor agrees that all references, if any, to any Note, the Credit Agreement and the Loan Documents in the Guarantor Documents shall be deemed to refer to such agreements, documents, and instruments as modified and/or replaced by or pursuant to the Agreement.
4.Guarantor reaffirms the Guarantor Documents and agrees that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Guarantor.
5.Guarantor agrees that the Guarantor Documents are the legal, valid, and binding obligations of the undersigned, enforceable in accordance with their terms against the undersigned, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general application.
6.Guarantor agrees that, as of the date hereof, Guarantor knows of no claims, counterclaims, defenses, or offsets with respect to the enforcement against Guarantor of the Guarantor Documents.
7.Guarantor represents and warrants that there has been no material adverse change in the financial condition of any Guarantor from the most recent financial statement received by Administrative Agent.
8.Guarantor agrees that this Consent and Agreement of Guarantor may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Consent and Agreement of Guarantor by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Consent and Agreement of Guarantor.

DATED as of the date of the Agreement.

GUARANTORS:

COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.,
a Maryland corporation

By:    /s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker
Title:    Chief Financial Officer and Treasurer

VEREIT OFC MILFORD OH, LLC,
a Delaware limited liability company

By:	Cole Corporate Income Management III, LLC,
a Delaware limited liability company, its Manager

By:    /s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker

Title:	Vice President

COLE ID COLUMBUS WI, LLC,
a Delaware limited liability company

By:	Cole Corporate Income Management III, LLC,
a Delaware limited liability company, its Manager

By:    /s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker

Title:	Vice President